Exhibit 99.1

Key Financial Data

$ millions for all balance sheet and income statement items
	3Q22	2Q22	3Q21

Income Statement Data
Net income available to common shareholders	$631	$526	$684
Net interest income (U.S. GAAP)	1,498	1,339	1,189
Net interest income (FTE)(a)	1,502	1,342	1,192
Noninterest income	672	676	836
Noninterest expense	1,167	1,112	1,172

Per Share Data
Earnings per share, basic	$0.91	$0.76	$0.98
Earnings per share, diluted	0.91	0.76	0.97
Book value per share	21.30	24.56	29.59
Tangible book value per share(a)	13.87	17.10	22.79

Balance Sheet & Credit Quality
Average portfolio loans and leases	$119,644	$117,693	$107,970
Average deposits	159,469	162,890	162,647
Net charge-off ratio(b)	0.21%	0.21%	0.08%
Nonperforming asset ratio(c)	0.46	0.47	0.52

Financial Ratios
Return on average assets	1.25%	1.09%	1.36%
Return on average common equity	14.9	12.3	13.0
Return on average tangible common equity(a)	21.9	17.5	16.9
CET1 capital(d)(e)	9.11	8.95	9.86
Net interest margin(a)	3.22	2.92	2.59
Efficiency(a)	53.7	55.1	57.8

Other than the Quarterly Financial Review tables, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Regulation S-K that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	September	June	September
	2022	2022	2021	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$1,502	$1,342	$1,192	12%	26%
Provision for (benefit from) credit losses	158	179	(42)	(12)%	NM
Noninterest income	672	676	836	(1)%	(20)%
Noninterest expense	1,167	1,112	1,172	5%	—
Income before income taxes(a)	$849	$727	$898	17%	(5)%

Taxable equivalent adjustment	$4	$3	$3	33%	33%
Applicable income tax expense	192	162	191	19%	1%
Net income	$653	$562	$704	16%	(7)%
Dividends on preferred stock	22	36	20	(39)%	10%
Net income available to common shareholders	$631	$526	$684	20%	(8)%
Earnings per share, diluted	$0.91	$0.76	$0.97	20%	(6)%

Fifth Third Bancorp (NASDAQ®: FITB) today reported third quarter 2022 net income of $653 million compared to net income of $562 million in the prior quarter and $704 million in the year-ago quarter. Net income available to common shareholders in the current quarter was $631 million, or $0.91 per diluted share, compared to $526 million, or $0.76 per diluted share, in the prior quarter and $684 million, or $0.97 per diluted share, in the year-ago quarter.

Diluted earnings per share impact of certain item(s) - 3Q22

(after-tax impact(f); $ in millions, except per share data)

Valuation of Visa total return swap (noninterest income)	$(13)

Diluted earnings per share impact of certain item(s)[1]	$(0.02)

[1]Diluted earnings per share impact reflects 694.593 million average diluted shares outstanding

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	September	June	September
	2022	2022	2021	Seq	Yr/Yr
Interest Income
Interest income	$1,764	$1,467	$1,295	20%	36%
Interest expense	262	125	103	110%	154%
Net interest income (NII)	$1,502	$1,342	$1,192	12%	26%

Average Yield/Rate Analysis				bps Change
Yield on interest-earning assets	3.78%	3.19%	2.81%	59	97
Rate paid on interest-bearing liabilities	0.87%	0.43%	0.36%	44	51

Ratios
Net interest rate spread	2.91%	2.76%	2.45%	15	46
Net interest margin (NIM)	3.22%	2.92%	2.59%	30	63

Compared to the prior quarter, NII increased $160 million, or 12%, primarily reflecting higher market rates, growth in commercial loan balances, the full quarter impact of securities purchased in the second quarter, as well as a higher day count, partially offset by an increase in wholesale funding primarily due to a decline in average core deposit balances. Compared to the prior quarter, NIM increased 30 bps, reflecting the net benefit of higher market rates as well as a decrease in other short-term investments (primarily interest-bearing cash), partially offset by the aforementioned increase in wholesale funding.
Compared to the year-ago quarter, NII increased $310 million, or 26%, reflecting the net benefit of higher market rates, as well as growth in investment portfolio balances and C&I loan balances, partially offset by lower PPP-related income and lower interest income from government guaranteed mortgage buyouts. Compared to the year-ago quarter, NIM increased 63 bps, reflecting the benefit of higher market rates as well as growth in investment portfolio balances, partially offset by a decrease in other short-term investments (primarily interest-bearing cash).

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2022	2022	2021	Seq	Yr/Yr
Noninterest Income
Service charges on deposits	$143	$154	$152	(7)%	(6)%
Commercial banking revenue	134	137	152	(2)%	(12)%
Mortgage banking net revenue	69	31	86	123%	(20)%
Wealth and asset management revenue	141	140	147	1%	(4)%
Card and processing revenue	105	105	102	—	3%
Leasing business revenue	60	56	78	7%	(23)%
Other noninterest income	59	85	120	(31)%	(51)%
Securities losses, net	(38)	(32)	(1)	19%	NM
Securities losses, net - non-qualifying hedges
on mortgage servicing rights	(1)	—	—	NM	NM
Total noninterest income	$672	$676	$836	(1)%	(20)%

Reported noninterest income decreased $4 million, or 1%, from the prior quarter, and decreased $164 million, or 20%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below. Reported current quarter results included $38 million of net securities losses, which included $7 million in net losses attributable to mark-to-market impacts related to investments supporting non-qualified deferred compensation plans, as well as a $28 million net loss attributable to market value changes on Fifth Third's shares of Rubicon Technologies, Inc. and AvidXchange Holdings, Inc.

Noninterest Income excluding certain items
($ in millions)	For the Three Months Ended
	September	June	September
	2022	2022	2021
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$672	$676	$836
Valuation of Visa total return swap	17	18	17
Net disposition charges/(gain)	—	6	(60)
Securities losses, net	38	32	1
Noninterest income excluding certain items(a)	$727	$732	$794

Compared to the prior quarter, noninterest income excluding certain items decreased $5 million, or 1%. Compared to the year-ago quarter, noninterest income excluding certain items decreased $67 million, or 8%.
Compared to the prior quarter, service charges on deposits decreased $11 million, or 7%, reflecting the impact of higher treasury management earnings credits which more than offset gross revenue growth, as well as the elimination of consumer non-sufficient funds fees. Commercial banking revenue decreased $3 million, or 2%, primarily driven by lower M&A advisory revenue and corporate bond fees, partially offset by higher loan syndication revenue. Mortgage banking net revenue increased $38 million, or 123%, primarily reflecting a $19 million reduction in MSR asset decay and an $18 million increase from MSR net valuation adjustments. Wealth and asset management revenue increased $1 million, or 1%, primarily driven by increased high-net-worth insurance revenue, partially offset by a decline in personal asset management revenue. Card and processing revenue was flat as lower rewards were offset by lower spend volumes. Leasing business revenue increased $4 million, or 7%, primarily reflecting higher lease remarketing revenue. The decrease in other noninterest income was primarily attributable to lower private equity income.
Compared to the year-ago quarter, service charges on deposits decreased $9 million, or 6%, reflecting higher treasury management earnings credits and the elimination of consumer non-sufficient funds fees. Commercial banking revenue decreased $18 million, or 12%, primarily driven by decreases in corporate bond fees, M&A advisory revenue, and loan syndication revenue, partially offset by an increase in client financial risk management revenue. Mortgage banking net revenue decreased $17 million, or 20%, reflecting a $54 million decrease in origination fees and gains on loan sales and a $10 million reduction from MSR net valuation adjustments, partially offset by a $29 million decrease in MSR asset decay and an $18 million increase in mortgage servicing revenue. Wealth and asset management revenue decreased $6 million, or 4%, primarily reflecting lower personal asset management revenue impacted by market valuations. Card and processing revenue increased $3 million, or 3%, driven by higher spend volumes partially offset by higher rewards. Leasing business revenue decreased $18 million, or 23%, reflecting the disposition of LaSalle Solutions, partially offset by an increase in lease remarketing revenue. The decrease in other noninterest income was primarily attributable to lower private equity income.

Noninterest Expense
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2022	2022	2021	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$605	$584	$627	4%	(4)%
Net occupancy expense	74	75	79	(1)%	(6)%
Technology and communications	106	98	98	8%	8%
Equipment expense	36	36	34	—	6%
Card and processing expense	21	20	19	5%	11%
Leasing business expense	33	31	33	6%	—
Marketing expense	35	28	29	25%	21%
Other noninterest expense	257	240	253	7%	2%
Total noninterest expense	$1,167	$1,112	$1,172	5%	—

Compared to the prior quarter, noninterest expense increased $55 million, or 5%. Noninterest expense in the current quarter included a $7 million benefit related to the impact of non-qualified deferred compensation mark-to-market (compared to a $27 million benefit in the prior quarter). Excluding the non-qualified deferred compensation impacts from both periods, total noninterest expense increased $35 million, or 3%, primarily driven by higher technology and marketing expense, the full quarter impact of the Dividend Finance acquisition, and the impact of the recent minimum wage increase.

Compared to the year-ago quarter, noninterest expense decreased $5 million primarily reflecting a decrease in compensation and benefits expense. This was partially offset by an increase in technology and communications expense related to continued modernization investments as well as higher marketing expense.

Average Interest-Earning Assets
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2022	2022	2021	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$56,646	$55,460	$47,766	2%	19%
Commercial mortgage loans	10,751	10,710	10,317	—	4%
Commercial construction loans	5,557	5,356	5,728	4%	(3)%
Commercial leases	2,792	2,839	3,158	(2)%	(12)%
Total commercial loans and leases	$75,746	$74,365	$66,969	2%	13%
Consumer loans:
Residential mortgage loans	$17,617	$17,363	$16,223	1%	9%
Home equity	3,956	3,895	4,409	2%	(10)%
Indirect secured consumer loans	16,750	17,241	15,590	(3)%	7%
Credit card	1,756	1,704	1,748	3%	—
Other consumer loans	3,819	3,125	3,031	22%	26%
Total consumer loans	$43,898	$43,328	$41,001	1%	7%
Total average portfolio loans and leases	$119,644	$117,693	$107,970	2%	11%

Memo:
Average PPP loans	$283	$549	$3,071	(48)%	(91)%
Average portfolio commercial and industrial loans - excl. PPP loans	$56,363	$54,911	$44,695	3%	26%

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$3	$7	$31	(57)%	(90)%
Consumer loans held for sale	2,253	2,536	5,527	(11)%	(59)%
Total average loans and leases held for sale	$2,256	$2,543	$5,558	(11)%	(59)%

Total average loans and leases	$121,900	$120,236	$113,528	1%	7%

Securities (taxable and tax-exempt)	$57,713	$54,538	$37,208	6%	55%
Other short-term investments	5,765	9,632	32,065	(40)%	(82)%
Total average interest-earning assets	$185,378	$184,406	$182,801	1%	1%

Compared to the prior quarter, total average portfolio loans and leases increased 2%, reflecting an increase in both commercial and consumer portfolios. Average commercial portfolio loans and leases increased 2%, primarily reflecting an increase in commercial and industrial (C&I) and commercial construction loan balances. Average consumer portfolio loans increased 1%, reflecting an increase in other consumer loan balances (primarily Dividend Finance) and residential mortgage loan balances, partially offset by a decrease in indirect secured consumer loan balances.
Compared to the year-ago quarter, total average portfolio loans and leases increased 11%, reflecting an increase in both commercial and consumer portfolios. Average commercial portfolio loans and leases increased 13%, primarily reflecting an increase in C&I loan balances, partially offset by a decrease in commercial lease balances. Average consumer portfolio loans increased 7%, as increases in both residential mortgage and indirect secured consumer loan balances were partially offset by a decrease in home equity balances.
Average loans and leases held for sale were $2 billion in the current quarter compared to $3 billion in the prior quarter and $6 billion in the year-ago quarter. Current quarter average loans and leases held for sale were impacted by a decline in residential mortgage balances (primarily from a decline in government guaranteed mortgage buyouts).
Average securities (taxable and tax-exempt) of $58 billion in the current quarter increased $3 billion, or 6%, compared to the prior quarter and increased $21 billion, or 55%, compared to the year-ago quarter. Average other short-term investments (including interest-bearing cash) of $6 billion in the current quarter decreased $4 billion, or 40%, compared to the prior quarter and decreased $26 billion, or 82%, compared to the year-ago quarter.

Total period-end commercial portfolio loans and leases of $76 billion increased 1% compared to the prior quarter, primarily reflecting an increase in C&I balances. Compared to the year-ago quarter, total period-end commercial portfolio loans increased 14%, primarily reflecting an increase in C&I balances, partially offset by a decrease in commercial lease balances. Period-end commercial revolving line utilization was 37%, compared to 37% in the prior quarter and 31% in the year-ago quarter.
Period-end consumer portfolio loans of $44 billion increased 1% compared to the prior quarter, primarily reflecting an increase in other consumer loan balances (primarily Dividend Finance) and home equity balances, partially offset by a decrease in indirect secured consumer loan balances. Compared to the year-ago quarter, total period-end consumer portfolio loans increased 7%, reflecting an increase in residential mortgage balances and other consumer loan balances, partially offset by a decrease in home equity balances.
Total period-end securities (taxable and tax-exempt; amortized cost) of $58 billion in the current quarter increased $1 billion, or 2%, compared to the prior quarter and increased $21 billion, or 57%, compared to the year-ago quarter. Period-end other short-term investments of $7 billion decreased $1 billion, or 11%, compared to the prior quarter and decreased $28 billion, or 81%, compared to the year-ago quarter.

Average Deposits
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2022	2022	2021	Seq	Yr/Yr
Average Deposits
Demand	$59,535	$62,555	$62,626	(5)%	(5)%
Interest checking	42,574	44,349	45,128	(4)%	(6)%
Savings	23,814	23,708	20,941	—	14%
Money market	29,066	29,284	30,514	(1)%	(5)%
Foreign office(g)	206	139	195	48%	6%
Total transaction deposits	$155,195	$160,035	$159,404	(3)%	(3)%
CDs $250,000 or less	2,048	2,193	2,937	(7)%	(30)%
Total core deposits	$157,243	$162,228	$162,341	(3)%	(3)%
CDs over $250,000	2,226	662	306	236%	627%
Total average deposits	$159,469	$162,890	$162,647	(2)%	(2)%

Compared to the prior quarter, average core deposits decreased 3%, primarily reflecting a decline in commercial deposit balances including the full quarter impact of second quarter's deliberate deposit runoff. Average demand deposits represented 38% of total core deposits in the current quarter, relatively stable with the prior quarter. Average commercial transaction deposits decreased 5% and average consumer transaction deposits decreased 1%. Period end core deposits were flat compared to the prior quarter.
Compared to the year-ago quarter, average core deposits decreased 3%, primarily reflecting the aforementioned commercial deposit runoff. Average commercial transaction deposits decreased 10% and average consumer transaction deposits increased 5%. Period end core deposits decreased 3% compared to the year-ago quarter.
The period end portfolio loan-to-core deposit ratio was 75% in the current quarter, compared to 75% in the prior quarter and 65% in the year-ago quarter.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2022	2022	2021	Seq	Yr/Yr
Average Wholesale Funding
CDs over $250,000	$2,226	$662	$306	236%	627%
Federal funds purchased	607	392	348	55%	74%
Other short-term borrowings	7,436	3,571	1,122	108%	563%
Long-term debt	11,796	11,164	12,057	6%	(2)%
Total average wholesale funding	$22,065	$15,789	$13,833	40%	60%

Compared to the prior quarter, average wholesale funding increased 40%, as earning asset growth outpaced core deposit balances. The growth in wholesale funding was primarily attributed to increases in other short-term borrowings and jumbo CD balances. Compared to the year-ago quarter, average wholesale funding increased 60%, reflecting increases in other short-term borrowings, jumbo CD balances, and federal funds purchased, partially offset by decreases in long-term debt.

Credit Quality Summary
($ in millions)	As of and For the Three Months Ended
	September	June	March	December	September
	2022	2022	2022	2021	2021

Total nonaccrual portfolio loans and leases (NPLs)	$522	$539	$534	$498	$528
Repossessed property	6	6	5	5	4
OREO	18	14	27	24	27
Total nonperforming portfolio loans and leases and OREO (NPAs)	$546	$559	$566	$527	$559

NPL ratio(h)	0.44%	0.45%	0.46%	0.44%	0.49%
NPA ratio(c)	0.46%	0.47%	0.49%	0.47%	0.52%

Total loans and leases 30-89 days past due (accrual)	$335	$294	$288	$254	$267
Total loans and leases 90 days past due (accrual)	59	39	50	117	92

Allowance for loan and lease losses (ALLL), beginning	$2,014	$1,908	$1,892	$1,954	$2,033
Total net losses charged-off	(62)	(62)	(34)	(38)	(21)
Provision for (benefit from) loan and lease losses	147	168	50	(24)	(58)
ALLL, ending	$2,099	$2,014	$1,908	$1,892	$1,954

Reserve for unfunded commitments, beginning	$188	$177	$182	$205	$189
Provision for (benefit from) the reserve for unfunded commitments	11	11	(5)	(23)	16
Reserve for unfunded commitments, ending	$199	$188	$177	$182	$205

Total allowance for credit losses (ACL)	$2,298	$2,202	$2,085	$2,074	$2,159

ACL ratios:
As a % of portfolio loans and leases	1.91%	1.85%	1.80%	1.85%	2.00%
As a % of nonperforming portfolio loans and leases	440%	408%	391%	416%	409%
As a % of nonperforming portfolio assets	420%	394%	369%	394%	386%

ALLL as a % of portfolio loans and leases	1.75%	1.70%	1.65%	1.69%	1.81%

Total losses charged-off	$(104)	$(90)	$(64)	$(77)	$(56)
Total recoveries of losses previously charged-off	42	28	30	39	35
Total net losses charged-off	$(62)	$(62)	$(34)	$(38)	$(21)

Net charge-off ratio (NCO ratio)(b)	0.21%	0.21%	0.12%	0.14%	0.08%
Commercial NCO ratio	0.17%	0.19%	0.05%	0.10%	0.03%
Consumer NCO ratio	0.28%	0.24%	0.25%	0.21%	0.16%

Nonperforming portfolio loans and leases were $522 million in the current quarter, with the resulting NPL ratio of 0.44%. Compared to the prior quarter, NPLs decreased $17 million with the NPL ratio decreasing 1 bp. Compared to the year-ago quarter, NPLs decreased $6 million with the NPL ratio decreasing 5 bps.
Nonperforming portfolio assets were $546 million in the current quarter, with the resulting NPA ratio of 0.46%. Compared to the prior quarter, NPAs decreased $13 million with the NPA ratio decreasing 1 bp. Compared to the year-ago quarter, NPAs decreased $13 million with the NPA ratio decreasing 6 bps.
The provision for credit losses totaled $158 million in the current quarter. The allowance for credit loss ratio represented 1.91% of total portfolio loans and leases at quarter end, compared with 1.85% for the prior quarter end and 2.00% for the year-ago quarter end. In the current quarter, the allowance for credit losses represented 440% of nonperforming portfolio loans and leases and 420% of nonperforming portfolio assets.

Net charge-offs were $62 million in the current quarter, with the resulting NCO ratio of 0.21%. Compared to the prior quarter, both net charge-offs and the NCO ratio remained flat. Compared to the year-ago quarter, net charge-offs increased $41 million and the NCO ratio increased 13 bps, reflecting a normalization from historically low net charge-offs in the year-ago quarter.

Capital Position
	As of and For the Three Months Ended
	September	June	March	December	September
	2022	2022	2022	2021	2021
Capital Position
Average total Bancorp shareholders' equity as a % of average assets	9.13%	9.35%	10.23%	10.71%	11.16%
Tangible equity(a)	8.18%	8.05%	7.98%	7.97%	8.06%
Tangible common equity (excluding AOCI)(a)	7.16%	7.01%	6.96%	6.94%	7.01%
Tangible common equity (including AOCI)(a)	4.75%	5.82%	6.48%	7.47%	7.74%

Regulatory Capital Ratios(d)(e)
CET1 capital	9.11%	8.95%	9.31%	9.54%	9.86%
Tier 1 risk-based capital	10.38%	10.23%	10.63%	10.91%	11.28%
Total risk-based capital	12.61%	12.47%	12.93%	13.42%	13.94%
Leverage	8.44%	8.30%	8.32%	8.27%	8.41%

The CET1 capital ratio was 9.11%, the tangible common equity to tangible assets ratio was 7.16% excluding AOCI, and 4.75% including AOCI. The Tier 1 risk-based capital ratio was 10.38%, the Total risk-based capital ratio was 12.61%, and the Leverage ratio was 8.44%.
Fifth Third increased its quarterly cash dividend on its common shares by $0.03, or 10%, to $0.33 per share for the third quarter of 2022.

Tax Rate
The effective tax rate for the quarter was 22.7% compared with 22.4% in the prior quarter and 21.3% in the year-ago quarter.
Corporate Profile
Fifth Third is a bank that’s as long on innovation as it is on history. Since 1858, we’ve been helping individuals, families, businesses and communities grow through smart financial services that improve lives. Our list of firsts is extensive, and it’s one that continues to expand as we explore the intersection of tech-driven innovation, dedicated people, and focused community impact. Fifth Third is one of the few U.S.-based banks to have been named among Ethisphere's World’s Most Ethical Companies® for several years. With a commitment to taking care of our customers, employees, communities and shareholders, our goal is not only to be the nation’s highest performing regional bank, but to be the bank people most value and trust.

Fifth Third Bank, National Association is a federally chartered institution. Fifth Third Bancorp is the indirect parent company of Fifth Third Bank and its common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.” Investor information and press releases can be viewed at www.53.com.

Earnings Release End Notes
(a)Non-GAAP measure; see discussion of non-GAAP reconciliation.
(b)Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis.
(c)Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.
(d)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(e)Current period regulatory capital ratios are estimated.
(f)Assumes a 23% tax rate.
(g)Includes commercial customer Eurodollar sweep balances for which the Bank pays rates comparable to other commercial deposit accounts.
(h)Nonperforming portfolio loans and leases as a percent of portfolio loans and leases.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”).

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) effects of the global COVID-19 pandemic; (2) deteriorating credit quality; (3) loan concentration by location or industry of borrowers or collateral; (4) problems encountered by other financial institutions; (5) inadequate sources of funding or liquidity; (6) unfavorable actions of rating agencies; (7) inability to maintain or grow deposits; (8) limitations on the ability to receive dividends from subsidiaries; (9) cyber-security risks; (10) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (11) failures by third-party service providers; (12) inability to manage strategic initiatives and/or organizational changes; (13) inability to implement technology system enhancements; (14) failure of internal controls and other risk management systems; (15) losses related to fraud, theft, misappropriation or violence; (16) inability to attract and retain skilled personnel; (17) adverse impacts of government regulation; (18) governmental or regulatory changes or other actions; (19) failures to meet applicable capital requirements; (20) regulatory objections to Fifth Third’s capital plan; (21) regulation of Fifth Third’s derivatives activities; (22) deposit insurance premiums; (23) assessments for the orderly liquidation fund; (24) replacement of LIBOR; (25) weakness in the national or local economies; (26) global political and economic uncertainty or negative actions; (27) changes in interest rates; (28) changes and trends in capital markets; (29) fluctuation of Fifth Third’s stock price; (30) volatility in mortgage banking revenue; (31) litigation, investigations, and enforcement proceedings by governmental authorities; (32) breaches of contractual covenants, representations and warranties; (33) competition and changes in the financial services industry; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (45) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.
# # #

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended			% Change		Year to Date		% Change
(unaudited)	September	June	September			September	September
	2022	2022	2021	Seq	Yr/Yr	2022	2021	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,315	$1,081	$1,014	22%	30%	$3,377	$3,078	10%
Interest on securities	414	369	266	12%	56%	1,077	809	33%
Interest on other short-term investments	31	14	12	121%	158%	58	29	100%
Total interest income	1,760	1,464	1,292	20%	36%	4,512	3,916	15%

Interest Expense
Interest on deposits	112	25	12	348%	833%	147	48	206%
Interest on federal funds purchased	3	1	—	200%	NM	4	—	NM
Interest on other short-term borrowings	43	12	—	258%	NM	56	1	NM
Interest on long-term debt	104	87	91	20%	14%	273	293	(7%)
Total interest expense	262	125	103	110%	154%	480	342	40%

Net Interest Income	1,498	1,339	1,189	12%	26%	4,032	3,574	13%

Provision for (benefit from) credit losses	158	179	(42)	(12%)	NM	383	(330)	NM
Net Interest Income After Provision for (Benefit from) Credit Losses	1,340	1,160	1,231	16%	9%	3,649	3,904	(7%)

Noninterest Income
Service charges on deposits	143	154	152	(7%)	(6%)	449	445	1%
Commercial banking revenue	134	137	152	(2%)	(12%)	406	465	(13%)
Mortgage banking net revenue	69	31	86	123%	(20%)	152	235	(35%)
Wealth and asset management revenue	141	140	147	1%	(4%)	430	436	(1%)
Card and processing revenue	105	105	102	—	3%	306	298	3%
Leasing business revenue	60	56	78	7%	(23%)	179	226	(21%)
Other noninterest income	59	85	120	(31%)	(51%)	195	211	(8%)
Securities (losses) gains, net	(38)	(32)	(1)	19%	NM	(84)	12	NM
Securities losses, net - non-qualifying hedges on mortgage servicing rights	(1)	—	—	NM	NM	(2)	(2)	—
Total noninterest income	672	676	836	(1%)	(20%)	2,031	2,326	(13%)

Noninterest Expense
Compensation and benefits	605	584	627	4%	(4%)	1,900	1,971	(4%)
Net occupancy expense	74	75	79	(1%)	(6%)	225	235	(4%)
Technology and communications	106	98	98	8%	8%	306	285	7%
Equipment expense	36	36	34	—	6%	108	102	6%
Card and processing expense	21	20	19	5%	11%	59	70	(16%)
Leasing business expense	33	31	33	6%	—	95	102	(7%)
Marketing expense	35	28	29	25%	21%	87	72	21%
Other noninterest expense	257	240	253	7%	2%	721	704	2%
Total noninterest expense	1,167	1,112	1,172	5%	—	3,501	3,541	(1%)
Income Before Income Taxes	845	724	895	17%	(6%)	2,179	2,689	(19%)
Applicable income tax expense	192	162	191	19%	1%	470	582	(19%)
Net Income	653	562	704	16%	(7%)	1,709	2,107	(19%)
Dividends on preferred stock	22	36	20	(39%)	10%	78	75	4%
Net Income Available to Common Shareholders	$631	$526	$684	20%	(8%)	$1,631	$2,032	(20%)

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2022	2022	2022	2021	2021
Interest Income
Interest and fees on loans and leases	$1,315	$1,081	$983	$1,000	$1,014
Interest on securities	414	369	294	281	266
Interest on other short-term investments	31	14	12	13	12
Total interest income	1,760	1,464	1,289	1,294	1,292

Interest Expense
Interest on deposits	112	25	11	11	12
Interest on federal funds purchased	3	1	—	—	—
Interest on other short-term borrowings	43	12	—	—	—
Interest on long-term debt	104	87	83	86	91
Total interest expense	262	125	94	97	103

Net Interest Income	1,498	1,339	1,195	1,197	1,189

Provision for (benefit from) credit losses	158	179	45	(47)	(42)
Net Interest Income After Provision for (Benefit from) Credit Losses	1,340	1,160	1,150	1,244	1,231

Noninterest Income
Service charges on deposits	143	154	152	156	152
Commercial banking revenue	134	137	135	171	152
Mortgage banking net revenue	69	31	52	35	86
Wealth and asset management revenue	141	140	149	150	147
Card and processing revenue	105	105	97	104	102
Leasing business revenue	60	56	62	74	78
Other noninterest income	59	85	52	120	120
Securities losses, net	(38)	(32)	(14)	(19)	(1)
Securities losses, net - non-qualifying hedges on mortgage servicing rights	(1)	—	(1)	—	—
Total noninterest income	672	676	684	791	836

Noninterest Expense
Compensation and benefits	605	584	711	655	627
Net occupancy expense	74	75	77	77	79
Technology and communications	106	98	101	103	98
Equipment expense	36	36	36	36	34
Card and processing expense	21	20	19	19	19
Leasing business expense	33	31	32	36	33
Marketing expense	35	28	24	35	29
Other noninterest expense	257	240	222	245	253
Total noninterest expense	1,167	1,112	1,222	1,206	1,172
Income Before Income Taxes	845	724	612	829	895
Applicable income tax expense	192	162	118	167	191
Net Income	653	562	494	662	704
Dividends on preferred stock	22	36	20	35	20
Net Income Available to Common Shareholders	$631	$526	$474	$627	$684

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	September	June	September
	2022	2022	2021	Seq	Yr/Yr
Assets
Cash and due from banks	$3,068	$3,437	$3,213	(11%)	(5%)
Other short-term investments	6,594	7,419	34,203	(11%)	(81%)
Available-for-sale debt and other securities(a)	51,289	52,837	37,870	(3%)	35%
Held-to-maturity securities(b)	5	5	8	—	(38%)
Trading debt securities	414	293	685	41%	(40%)
Equity securities	315	326	329	(3%)	(4%)
Loans and leases held for sale	1,940	2,542	5,203	(24%)	(63%)
Portfolio loans and leases:
Commercial and industrial loans	56,437	56,095	47,834	1%	18%
Commercial mortgage loans	10,947	10,748	10,300	2%	6%
Commercial construction loans	5,573	5,357	5,456	4%	2%
Commercial leases	2,821	2,850	3,130	(1%)	(10%)
Total commercial loans and leases	75,778	75,050	66,720	1%	14%
Residential mortgage loans	17,600	17,566	16,158	—	9%
Home equity	4,000	3,906	4,276	2%	(6%)
Indirect secured consumer loans	16,646	17,017	16,004	(2%)	4%
Credit card	1,770	1,763	1,744	—	1%
Other consumer loans	4,205	3,521	3,009	19%	40%
Total consumer loans	44,221	43,773	41,191	1%	7%
Portfolio loans and leases	119,999	118,823	107,911	1%	11%
Allowance for loan and lease losses	(2,099)	(2,014)	(1,954)	4%	7%
Portfolio loans and leases, net	117,900	116,809	105,957	1%	11%
Bank premises and equipment	2,155	2,118	2,101	2%	3%
Operating lease equipment	612	600	647	2%	(5%)
Goodwill	4,925	4,926	4,514	—	9%
Intangible assets	181	194	169	(7%)	7%
Servicing rights	1,732	1,582	943	9%	84%
Other assets	14,333	13,694	11,889	5%	21%
Total Assets	$205,463	$206,782	$207,731	(1%)	(1%)

Liabilities
Deposits:
Demand	$57,601	$60,859	$63,879	(5%)	(10%)
Interest checking	46,985	43,338	45,964	8%	2%
Savings	23,771	23,748	21,423	—	11%
Money market	28,707	28,792	30,652	—	(6%)
Foreign office	185	177	202	5%	(8%)
CDs $250,000 or less	2,007	2,125	2,691	(6%)	(25%)
CDs over $250,000	2,396	2,135	297	12%	707%
Total deposits	161,652	161,174	165,108	—	(2%)
Federal funds purchased	212	711	309	(70%)	(31%)
Other short-term borrowings	6,378	7,057	949	(10%)	572%
Accrued taxes, interest and expenses	1,589	1,683	2,083	(6%)	(24%)
Other liabilities	7,184	6,197	5,339	16%	35%
Long-term debt	11,712	10,990	11,419	7%	3%
Total Liabilities	188,727	187,812	185,207	—	2%
Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	2,116	2,116	2,116	—	—
Capital surplus	3,660	3,636	3,611	1%	1%
Retained earnings	21,219	20,818	19,817	2%	7%
Accumulated other comprehensive (loss) income	(5,306)	(2,644)	1,637	101%	NM
Treasury stock	(7,004)	(7,007)	(6,708)	—	4%
Total Equity	16,736	18,970	22,524	(12%)	(26%)
Total Liabilities and Equity	$205,463	$206,782	$207,731	(1%)	(1%)
(a) Amortized cost	$57,372	$56,140	$36,308	2%	58%
(b) Market values	5	5	8	—	(38%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	686,343	686,152	689,790	—	—
Treasury	237,549	237,741	234,102	—	1%

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	September	June	March	December	September
	2022	2022	2022	2021	2021
Assets
Cash and due from banks	$3,068	$3,437	$3,049	$2,994	$3,213
Other short-term investments	6,594	7,419	20,529	34,572	34,203
Available-for-sale debt and other securities(a)	51,289	52,837	48,832	38,110	37,870
Held-to-maturity securities(b)	5	5	6	8	8
Trading debt securities	414	293	324	512	685
Equity securities	315	326	358	376	329
Loans and leases held for sale	1,940	2,542	2,616	4,415	5,203
Portfolio loans and leases:
Commercial and industrial loans	56,437	56,095	53,909	51,659	47,834
Commercial mortgage loans	10,947	10,748	10,694	10,316	10,300
Commercial construction loans	5,573	5,357	5,420	5,241	5,456
Commercial leases	2,821	2,850	2,915	3,052	3,130
Total commercial loans and leases	75,778	75,050	72,938	70,268	66,720
Residential mortgage loans	17,600	17,566	17,144	16,397	16,158
Home equity	4,000	3,906	3,916	4,084	4,276
Indirect secured consumer loans	16,646	17,017	17,424	16,783	16,004
Credit card	1,770	1,763	1,690	1,766	1,744
Other consumer loans	4,205	3,521	2,753	2,752	3,009
Total consumer loans	44,221	43,773	42,927	41,782	41,191
Portfolio loans and leases	119,999	118,823	115,865	112,050	107,911
Allowance for loan and lease losses	(2,099)	(2,014)	(1,908)	(1,892)	(1,954)
Portfolio loans and leases, net	117,900	116,809	113,957	110,158	105,957
Bank premises and equipment	2,155	2,118	2,102	2,120	2,101
Operating lease equipment	612	600	622	616	647
Goodwill	4,925	4,926	4,514	4,514	4,514
Intangible assets	181	194	145	156	169
Servicing rights	1,732	1,582	1,444	1,121	943
Other assets	14,333	13,694	12,961	11,444	11,889
Total Assets	$205,463	$206,782	$211,459	$211,116	$207,731

Liabilities
Deposits:
Demand	$57,601	$60,859	$65,590	$65,088	$63,879
Interest checking	46,985	43,338	48,836	48,870	45,964
Savings	23,771	23,748	23,622	22,227	21,423
Money market	28,707	28,792	29,947	30,263	30,652
Foreign office	185	177	115	121	202
CDs $250,000 or less	2,007	2,125	2,267	2,486	2,691
CDs over $250,000	2,396	2,135	234	269	297
Total deposits	161,652	161,174	170,611	169,324	165,108
Federal funds purchased	212	711	250	281	309
Other short-term borrowings	6,378	7,057	872	980	949
Accrued taxes, interest and expenses	1,589	1,683	1,471	2,233	2,083
Other liabilities	7,184	6,197	7,263	4,267	5,339
Long-term debt	11,712	10,990	10,815	11,821	11,419
Total Liabilities	188,727	187,812	191,282	188,906	185,207
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	2,116	2,116	2,116	2,116	2,116
Capital surplus	3,660	3,636	3,615	3,624	3,611
Retained earnings	21,219	20,818	20,501	20,236	19,817
Accumulated other comprehensive (loss) income	(5,306)	(2,644)	(1,096)	1,207	1,637
Treasury stock	(7,004)	(7,007)	(7,010)	(7,024)	(6,708)
Total Equity	16,736	18,970	20,177	22,210	22,524
Total Liabilities and Equity	$205,463	$206,782	$211,459	$211,116	$207,731
(a) Amortized cost	$57,372	$56,140	$50,171	$36,941	$36,308
(b) Market values	5	5	6	8	8
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	686,343	686,152	685,905	682,778	689,790
Treasury	237,549	237,741	237,987	241,115	234,102

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions
(unaudited)
	For the Three Months Ended		Year to Date
	September	September	September	September
	2022	2021	2022	2021
Total Equity, Beginning	$18,970	$22,926	$22,210	$23,111
Net income	653	704	1,709	2,107
Other comprehensive loss, net of tax:
Change in unrealized (losses) gains:
Available-for-sale debt securities	(2,129)	(282)	(5,566)	(741)
Qualifying cash flow hedges	(533)	(56)	(949)	(226)
Change in accumulated other comprehensive income related to employee benefit plans	—	1	2	3
Comprehensive (loss) income	(2,009)	367	(4,804)	1,143
Cash dividends declared:
Common stock	(230)	(210)	(648)	(597)
Preferred stock	(22)	(20)	(78)	(75)
Impact of stock transactions under stock compensation plans, net	27	11	56	20
Shares acquired for treasury	—	(550)	—	(1,077)
Other	—	—	—	(1)
Total Equity, Ending	$16,736	$22,524	$16,736	$22,524

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	September	June	March	December	September
	2022(a)	2022	2022	2021	2021
Regulatory Capital(b)
CET1 capital	$15,266	$14,827	$14,937	$14,781	$14,673
Additional tier 1 capital	2,116	2,116	2,116	2,116	2,116
Tier 1 capital	17,382	16,943	17,053	16,897	16,789
Tier 2 capital	3,742	3,713	3,676	3,892	3,953
Total regulatory capital	$21,124	$20,656	$20,729	$20,789	$20,742
Risk-weighted assets	$167,501	$165,659	$160,352	$154,860	$148,827

Ratios
Average total Bancorp shareholders’ equity as a percent of average assets	9.13%	9.35%	10.23%	10.71%	11.16%

Regulatory Capital Ratios(b)
Fifth Third Bancorp
CET1 capital	9.11%	8.95%	9.31%	9.54%	9.86%
Tier 1 risk-based capital	10.38%	10.23%	10.63%	10.91%	11.28%
Total risk-based capital	12.61%	12.47%	12.93%	13.42%	13.94%
Leverage	8.44%	8.30%	8.32%	8.27%	8.41%

Fifth Third Bank, National Association
Tier 1 risk-based capital	10.92%	10.58%	10.85%	10.90%	11.25%
Total risk-based capital	12.38%	12.01%	12.24%	12.33%	12.79%
Leverage	8.91%	8.61%	8.51%	8.29%	8.43%
(a)Current period regulatory capital data and ratios are estimated.
(b)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.

Use of Non-GAAP Financial Measures
In addition to GAAP measures, management considers various non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding AOCI),” “tangible common equity (including AOCI),” “tangible equity,” “tangible book value per share,” “tangible book value per share (excluding AOCI),” “adjusted noninterest income,” “noninterest income excluding certain items,” “adjusted noninterest expense,” “noninterest expense excluding certain items,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income", “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” “total revenue (FTE),” “noninterest income as a percent of total revenue”, and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and to make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as it provides a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding AOCI), tangible common equity (including AOCI), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, in a manner comparable to other companies in the industry who present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, noninterest income as a percent of total revenue, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of ongoing financial performance and enhances comparability of results with prior periods.

The Bancorp believes noninterest income excluding certain items and noninterest expense excluding certain items are important measures that adjust for certain components that are prone to significant period-to-period changes in order to facilitate the explanation of variances in the noninterest income and noninterest expense line items.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding AOCI), in addition to capital ratios defined by U.S. banking agencies. These calculations are intended to complement the capital ratios defined by U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding AOCI on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of changes in AOCI, some of which are uncertain; providing the tangible common equity ratio including AOCI enables investors and others to assess the Bancorp’s use of equity if components of AOCI, such as unrealized gains or losses, were to be monetized.

Please note that although non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see reconciliations of all historical non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

	Fifth Third Bancorp and Subsidiaries
	Non-GAAP Reconciliation
	$ and shares in millions	As of and For the Three Months Ended
	(unaudited)	September	June	March	December	September
		2022	2022	2022	2021	2021
	Net interest income	$1,498	$1,339	$1,195	$1,197	$1,189
	Add: Taxable equivalent adjustment	4	3	3	3	3
	Net interest income (FTE) (a)	1,502	1,342	1,198	1,200	1,192

	Net interest income (annualized) (b)	5,943	5,371	4,846	4,749	4,717
	Net interest income (FTE) (annualized) (c)	5,959	5,383	4,859	4,761	4,729

	Interest income	1,760	1,464	1,289	1,294	1,292
	Add: Taxable equivalent adjustment	4	3	3	3	3
	Interest income (FTE)	1,764	1,467	1,292	1,297	1,295
	Interest income (FTE) (annualized) (d)	6,998	5,884	5,240	5,146	5,138

	Interest expense (annualized) (e)	1,039	501	381	385	409
	Average interest-earning assets (f)	185,378	184,406	187,894	187,045	182,801
	Average interest-bearing liabilities (g)	119,773	115,462	116,764	115,725	113,548

	Net interest margin (b) / (f)	3.21%	2.91%	2.58%	2.54%	2.58%
	Net interest margin (FTE) (c) / (f)	3.22%	2.92%	2.59%	2.55%	2.59%
	Net interest rate spread (FTE) (d) / (f) - (e) / (g)	2.91%	2.76%	2.46%	2.42%	2.45%

	Income before income taxes	$845	$724	$612	$829	$895
	Add: Taxable equivalent adjustment	4	3	3	3	3
	Income before income taxes (FTE)	849	727	615	832	898

	Net income available to common shareholders	631	526	474	627	684
	Add: Intangible amortization, net of tax	10	9	9	9	9
	Tangible net income available to common shareholders (h)	641	535	483	636	693
	Tangible net income available to common shareholders (annualized) (i)	2,543	2,146	1,959	2,523	2,749

	Average Bancorp shareholders’ equity	18,864	19,248	21,402	22,449	22,927
Less:	Average preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Average goodwill	(4,926)	(4,744)	(4,514)	(4,514)	(4,430)
	Average intangible assets	(188)	(158)	(150)	(162)	(149)
	Average tangible common equity, including AOCI (j)	11,634	12,230	14,622	15,657	16,232
Less:	Average AOCI	3,037	2,397	(129)	(1,382)	(1,980)
	Average tangible common equity, excluding AOCI (k)	14,671	14,627	14,493	14,275	14,252

	Total Bancorp shareholders’ equity	16,736	18,970	20,177	22,210	22,524
Less:	Preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Goodwill	(4,925)	(4,926)	(4,514)	(4,514)	(4,514)
	Intangible assets	(181)	(194)	(145)	(156)	(169)
	Tangible common equity, including AOCI (l)	9,514	11,734	13,402	15,424	15,725
Less:	AOCI	5,306	2,644	1,096	(1,207)	(1,637)
	Tangible common equity, excluding AOCI (m)	14,820	14,378	14,498	14,217	14,088
Add:	Preferred stock	2,116	2,116	2,116	2,116	2,116
	Tangible equity (n)	16,936	16,494	16,614	16,333	16,204

	Total assets	205,463	206,782	211,459	211,116	207,731
Less:	Goodwill	(4,925)	(4,926)	(4,514)	(4,514)	(4,514)
	Intangible assets	(181)	(194)	(145)	(156)	(169)
	Tangible assets, including AOCI (o)	200,357	201,662	206,800	206,446	203,048
Less:	AOCI, before tax	6,716	3,347	1,387	(1,528)	(2,072)
	Tangible assets, excluding AOCI (p)	$207,073	$205,009	$208,187	$204,918	$200,976

	Common shares outstanding (q)	686	686	686	683	690

	Tangible equity (n) / (p)	8.18%	8.05%	7.98%	7.97%	8.06%
	Tangible common equity (excluding AOCI) (m) / (p)	7.16%	7.01%	6.96%	6.94%	7.01%
	Tangible common equity (including AOCI) (l) / (o)	4.75%	5.82%	6.48%	7.47%	7.74%
	Tangible book value per share (including AOCI) (l) / (q)	$13.87	$17.10	$19.54	$22.58	$22.79
	Tangible book value per share (excluding AOCI) (m) / (q)	$21.60	$20.96	$21.13	$20.82	$20.42

Fifth Third Bancorp and Subsidiaries
Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	September	June	September
	2022	2022	2021
Net income (r)	$653	$562	$704
Net income (annualized) (s)	2,591	2,254	2,793

Adjustments (pre-tax items)
Valuation of Visa total return swap	17	18	17
Fifth Third Foundation contribution	—	—	15
Net disposition charges/(gain)	—	6	(60)
Adjustments, after-tax (t)(a)	13	19	(21)

Noninterest income (u)	672	676	836
Valuation of Visa total return swap	17	18	17
Net disposition charges/(gain)	—	6	(60)
Adjusted noninterest income (v)	689	700	793

Noninterest expense (w)	1,167	1,112	1,172
Fifth Third Foundation contribution	—	—	(15)
Adjusted noninterest expense (x)	1,167	1,112	1,157

Adjusted net income (r) + (t)	666	581	683
Adjusted net income (annualized) (y)	2,642	2,330	2,710

Adjusted tangible net income available to common shareholders (h) + (t)	654	554	672
Adjusted tangible net income available to common shareholders (annualized) (z)	2,595	2,222	2,666

Average assets (aa)	$206,688	$205,897	$205,449

Return on average tangible common equity (i) / (j)	21.9%	17.5%	16.9%
Return on average tangible common equity excluding AOCI (i) / (k)	17.3%	14.7%	19.3%
Adjusted return on average tangible common equity, including AOCI (z) / (j)	22.3%	18.2%	16.4%
Adjusted return on average tangible common equity, excluding AOCI (z) / (k)	17.7%	15.2%	18.7%

Return on average assets (s) / (aa)	1.25%	1.09%	1.36%
Adjusted return on average assets (y) / (aa)	1.28%	1.13%	1.32%
Efficiency ratio (FTE) (w) / [(a) + (u)]	53.7%	55.1%	57.8%
Adjusted efficiency ratio (x) / [(a) + (v)]	53.3%	54.5%	58.3%
Total revenue (FTE) (a) + (u)	$2,174	$2,018	$2,028
Adjusted total revenue (FTE) (a) + (v)	$2,191	$2,042	$1,985
Pre-provision net revenue (PPNR) (a) + (u) - (w)	$1,007	$906	$856
Adjusted pre-provision net revenue (PPNR) (a) + (v) - (x)	$1,024	$930	$828
Totals may not foot due to rounding; (a) Assumes a 23% tax rate